EXHIBIT 21
Premark International, Inc.
Active Subsidiaries as of
March 15, 1996

The following active subsidiaries are wholly-owned by the Registrant or another subsidiary of the Registrant, except in the case of certain subsidiaries as to which the percentage ownership of voting is stated in parentheses.

Premark Real Estate Holdings, Inc.                Delaware
Premark Export Sales, Ltd.                        Barbados
Premark Services, Inc.                            Delaware
Deerfield Land Corporation                        Delaware
Hartco Flooring Company                           Tennessee
Premark Financial Corporation                     Delaware
Florida Tile Industries, Inc.                     Florida
Premark FT Holdings, Inc.                         Delaware
Dart Industries Inc.                              Delaware
Premark Far East, Inc.                            Delaware
Dart Far East Sdn. Bhd.                           Malaysia
Dart Argentina S.A.                               Argentina
Dart de Venezuela, C.A.                           Venezuela
Dart do Brasil Industria e Comercio Ltda.         Brazil
Adota Artigos Domesticos Ltda.                    Brazil
Dart Europe S.A.                                  France
Dart Hellas S.A.I.                                Greece
Dart Iberica S.A.                                 Spain
Dart Industries Belgium N.V.                      Belgium
Premark GmbH                                      Germany
Tupperware del Ecuador Tupperware Cia. Ltda.      Ecuador
Dart Industries G.m.b.H.                          Austria
Dart Industries Hong Kong Limited                 Hong Kong
Dart Nederland Properties B.V.                    Netherlands
Dart Industries Nederland B.V.                    Netherlands
Dart Industries (New Zealand) Limited             New Zealand
Dart Industries (Proprietary) Limited             South Africa
Premark Italia SpA                                Italy
Dart (Philippines), Inc.                          Philippines
Premark Realty Corporation                        Delaware
Dart, S.A. de C.V.                                Mexico
Tupperware - Dart (Suisse) SA                     Switzerland
Dartco Manufacturing Inc.                         Delaware
Dartluso-Industria Lusitana de Artigos
 Domesticos, Lda.                                 Portugal
Premiere Products, Inc.                           Delaware
Exportadora Lerma, S.A. de C.V.                   Mexico
Premark Resources N.V.                            Belgium
Premiere Manufacturing, Inc.                      Delaware
Premiere Korea Ltd.                               Korea
Tupperware U.S., Inc.                             Delaware
Tupperware Distributors, Inc.                     Delaware
Japan Tupperware Co., Ltd.                        Japan
Tupperware Australia Pty. Ltd.                    Australia
Orlando Sociedad Comercializadora Limitoda        Chile
Importadora Y Distribuidora Importupp Limitada    Chile
Tupperware Iberica S.A.                           Spain
Tupperware (Portugal) Artigos Domesticos, Lda.    Portugal
Tupperware Singapore Pte. Ltd.                    Singapore
Tupperware (Thailand) Limited                     Thailand
Tupperware Uruguay S.A.                           Uruguay
Dart Executive Pension Fund Limited               United Kingdom
Dart Pension Fund Limited                         United Kingdom
Tupperware Home Parties Corporation               Delaware
Wavebest Limited                                  United Kingdom
Dart Industries Limited                           United Kingdom
Miracle Maid Limited                              United Kingdom
Precor Products Limited                           United Kingdom
The Hobart Manufacturing Company, Limited         United Kingdom
Hobart Equipment Leasing Limited                  United Kingdom
The Premark International Foundation              California
Premark RWP Holdings, Inc.                        Delaware
The West Bend Company                             Delaware
Premark WB Holdings, Inc.                         Delaware
Precor Incorporated                               Delaware
West Bend de Mexico, S.A. de C.V.                 Mexico
Wilsonart International, Inc.                     Delaware
Premark FEG Corporation                           Delaware
Hobart Corporation                                Delaware
Premark FEG Beteiligungsgesellschaft MbH          Germany
The Stero Company                                 Delaware
Hobart International Holdings, Inc.               Delaware
Premark Canada Inc.                               Canada
Hobart Dayton Mexicana, S.A. de C.V.              Mexico
Maquilas y Componentes Industriales, S.A. de C.V. Mexico
PMI Food Equipment Group France S.A.              France
Inox Equipment S.A.                               France
Equipment Technique Service S.A.R.L.              France
Premark FEG GmbH & Co. KG                         Germany
Hobart GmbH                                       Germany
Erwin Ungermann GmbH                              Germany
Foster Refrigerator (U.K.) Limited                United Kingdom
Foster Refrigerator France S.A.                   France
PMI Technical Food Equipment Group Holland B.V.   Netherlands
Foster Refrigerator U.K. Management Services      United Kingdom
Foster Refrigerator S.E. Asia (Pty.) Ltd.         Australia
Hobart Foster, Norge A/S                          Norway
Hobart Foster, Danmark A/S                        Denmark
Hobart Foster, Sverige AB                         Sweden
Food Equipment Group Norge A/S                    Norway
Foster Refrigerator G.m.b.H.                      Germany
Hobart Sales & Service, Inc.                      Ohio
SC Bourgeois (35%)                                France
Hobart Korea Co. Ltd.                             Korea
PMI Food Equipment Group Europe S.A.              France
The Wolf Range Company                            Delaware
Premark HII Holdings, Inc.                        Ohio
Hobart International, Inc.                        Delaware
PMI Food Equipment (Hong Kong) Limited            Hong Kong
Hobart (Japan) K.K.                               Japan
Hobart Foster Belgium, N.V.                       Belgium
Compagnie Hobart S.A.                             France
Hobart Foster Holland B.V.                        Holland
Hobart (Swiss) A.G.                               Switzerland
Hopital Services Systemes S.A.                    France
Adamatic, A Corporation                           New Jersey
Cook Insurance Co., Ltd.                          Bermuda
Precor Sportgerate GmbH                           Germany
Tupperware Factors, Inc.                          Delaware
FTI Factors, Inc.                                 Delaware
Wilsonart International Holdings, Inc.            Delaware
Tupperware Czech Republic spol. s r.o.            Czech Republic
Tupperware Polska Sp.zo.o                         Poland
Hobart do Brasil Ltda.                            Brazil
Daypar Participacoes Ltda.                        Brazil
Tupperware China, Inc.                            Delaware
Servicios Especializados de Arrendamiento en
 Latinomerica S.A. de C.O.                        Mexico
PMI Food Equipment Group (Malaysia), Inc.         Delaware
Tupperware Commercial Ltd.                        Hungary
The Tupperware Company Limited                    United Kingdom
Hobart Food Equipment Pty. Ltd.                   Australia
Hobart Food Equipment (Tianjin) Co., Ltd.         People's
                                                   Republic of China
The Hobart Manufacturing Company, Limited         United Kingdom
The Hobart Manufacturing Company Pty. Ltd.        Australia
Tupperware Corporation                            Delaware
Dart Staff Superannuation Fund Pty. Ltd.          Australia
Premark Scandanavia A/S                           Denmark

     All Subsidiaries listed above are included in the consolidated financial statements of the Registrant as consolidated subsidiaries, except for subsidiaries owned 50 percent or less.